CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (No. 333-137033) on Form S-8 of Innovative Card Technologies, Inc. of our report dated April 2, 2007 relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Innovative Card Technologies, Inc. for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 20, 2008